UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2006

THE CLOROX COMPANY
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-07151 (Commission File No.)	31-0595760 (I.R.S. Employer Identification No.)

1221 Broadway, Oakland, California	94612-1888
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 271-7000
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On October 3, 2006, Clorox Services Company, a Delaware corporation and wholly owned subsidiary of The Clorox Company (“the Company”), entered into an Information Technology Services Agreement (the “Agreement”) with Hewlett-Packard Company (“HP”). Upon the terms and subject to the conditions set forth in the Agreement, HP will provide information technology services and related services to the Company for a term of seven years. The total value of the Agreement is approximately $260 million. The Agreement may be terminated and/or extended under specified conditions. Under certain circumstances, the Company will be obligated to pay a fee in connection with a termination of the Agreement. The Company plans to file a copy of the Agreement as an exhibit to its quarterly report on Form 10-Q for the quarter ending December 31, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY
Date: October 4, 2006	By:	/s/ Laura Stein
Laura Stein
Senior Vice President, General Counsel and Secretary